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BAR HARBOR BANKSHARES
82 Main Street
Bar Harbor, ME 04609

                                                                                                                                    April 2, 2002

Dear Stockholder:

The 2002 Annual Meeting of Bar Harbor Bankshares will be held at 11:00 a.m. on Tuesday, May 7, 2002 in the Atlantic Oakes Conference Center, located next to the Bay Ferries Terminal on Route 3 in Bar Harbor, Maine. The Directors and Officers join me in inviting you to attend this meeting and the reception, which will follow.

Enclosed are the Clerk’s official Notice of Annual Meeting, a Proxy Statement and the Form of Proxy. Please sign the Form of Proxy and return it in the envelope provided so that your shares will be voted at the Annual Meeting if you are unable to attend. Please also complete the reception postcard and mail it separately from the Form of Proxy if you will be attending the reception.

We look forward to seeing you on May 7th. Please join us for the reception even if you are unable to attend the business meeting.

Very truly yours,

/s/Joseph M. Murphy

Joseph M. Murphy
Chief Executive Officer

Enclosures

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY

Each stockholder is urged to fill in, date and sign the enclosed form of proxy and mail it in the envelope provided.

If you attend the meeting, you may, if you wish, revoke your proxy and vote your shares in person.

BAR HARBOR BANKSHARES

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 7, 2002

Notice is hereby given that the Annual Meeting of the Stockholders of Bar Harbor Bankshares will be held at the Atlantic Oakes Conference Center on Route 3 in Bar Harbor, Maine on May 7, 2002 at 11:00 a.m. to consider and act upon the following proposals.

    To elect three persons to serve as Directors for a term of three years.
    To set the number of Directors for the ensuing year at 9.
    To ratify the board of Directors’ selection of Berry, Dunn, McNeil & Parker as independent auditors of the Company and its Subsidiaries for the ensuing year.
    To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record as of the close of business on March 19, 2002 will be entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Marsha C. Sawyer, Clerk

BAR HARBOR BANKSHARES
82 Main Street
Bar Harbor, ME 04609

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD TUESDAY, MAY 7, 2002

PROXY STATEMENT

        This Proxy Statement is furnished to the stockholders of Bar Harbor Bankshares (the Company) in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Stockholders (the Meeting). The Meeting will be held on Tuesday, May 7, 2002 at 11:00 a.m. at the Atlantic Oakes Conference Center on Route 3 in Bar Harbor, Maine. The official Notice of the Annual Meeting of Stockholders accompanies this Statement. A Form of Proxy for use at the meeting and a return envelope for the proxy are enclosed. A stockholder who executes the proxy may, prior to its use, revoke it by written instrument, by a subsequently executed proxy or, if attending the Meeting, by notifying the Clerk or by giving notice at the Meeting. This Proxy Statement and the enclosed Form of Proxy will be mailed to the stockholders of the Company on or about April 2, 2002.

        Proxies are being solicited by the Board of Directors of the Company, (the "Board"), principally through the mail. The Board of Directors and Management of the Company may also solicit proxies personally or by telephone, e-mail or facsimile transmission. The entire expense of solicitation, including costs of preparing, assembling and mailing the proxy material will be borne by the Company. These expenses are not expected to exceed the amount normally expended for an annual meeting at which directors will be elected.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        As of March 19, 2002, the Company had outstanding 3,246,020 shares of its common stock (the Common Stock), par value $2 per share, each of which is entitled to one vote upon each matter presented at the Meeting. Only stockholders of record at the close of business on March 19, 2002 are entitled to vote at the Meeting. The presence at the Meeting, either in person or by proxy, of the holders of not less than a majority of the shares entitled to vote at any meeting will constitute a quorum. Assuming a quorum is present, action may be taken on any matter considered by the holders of a majority of the shares present and voting. Abstentions and shares otherwise not voting will not be deemed present and voting. Stockholders who are present will have an opportunity to vote on each matter brought before the Meeting.

        As of March 19, 2002, to the knowledge of the Company, Bernard K. Cough was the only beneficial owner of 5% or more of the Company’s common stock. Mr. Cough’s common stock ownership is set forth in detail in the "Directors and Executive Officers" table herein below. Mr. Cough’s address is 5 Norman Road, Bar Harbor, ME 04609.

        The following table lists, as of March 19, 2002, the number of shares of Common Stock and the percentage of the Common Stock represented thereby, beneficially owned by each director and nominee and by all principal executive officers and directors of the Company as a group.

Name & Address of Beneficial Owner Directors and Executive Officers	Title of Class	Amount of Direct Beneficial Ownership	Amount of Indirect Beneficial Ownership	Percent of Class

Thomas A. Colwell Deer Isle, ME	Common	5,400	0	*

Bernard K. Cough Bar Harbor, ME	Common	126,830	41,740	5.19

Dwight L. Eaton Brooksville, ME	Common	8,687	0	*

Ruth S. Foster Ellsworth, ME	Common	3,350	0	*

Cooper F. Friend Ellsworth, ME	Common	3,523	0	*

H. Lee Judd Southwest Harbor, ME	Common	1,400	0	*

Joseph M. Murphy Bar Harbor, ME	Common	0	0	*

Dean S. Read Bar Harbor, ME	Common	1,390	0	*

John P. Reeves Bar Harbor, ME	Common	14,760	11.370	*

Lynda Z. Tyson Salisbury Cove, ME	Common	1,650	150	*

Paul G. Ahern Penobscot, ME	Common	1,303	0	*

Gerald Shencavitz Mt. Desert, ME	Common	501	0	*

Total Ownership of all Directors and Executive Officers of Company as a group (12 persons)		168,814	53,260	6.84%

                                                * Less than 1%

        For purposes of the foregoing table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security, or if he or she had the right to acquire beneficial ownership of the security within 60 days. Beneficial ownership does not include, in the case of each director, 31,360 shares (0.0097%) of the Common Stock held by two trusts which, for purposes of voting, are allocated equally among the directors under the terms of the respective trust instruments. No director has any other beneficial interest in such shares. Ownership figures for directors and nominees include directors’ qualifying shares owned by each person named. The information provided is based on the records of the Company and on information furnished by the persons listed.

        Management is not aware of any arrangement, which could, at a subsequent date; result in a change in control of the Company.

        Company Directors, executive officers and owners of 10% or more of the Common Stock of the Company are required to file periodic reports with the Securities and Exchange Commission with respect to their beneficial ownership of the Common Stock. Based upon a review of appropriate forms furnished to and retained by the Company, the Company is not aware of any officer, director, or owner of 10% or more of the Common Stock who has failed to file any such report.

MANAGEMENT OF THE COMPANY

Directors

        Management recommends that the number of directors for the coming year be set at 9. The Bylaws of the Company provide for no fewer than 9 or more than 27 directors, with directors serving staggered terms of three years. The Board of Directors has nominated for re-election two incumbent directors, Thomas A. Colwell and Dwight L. Eaton, whose terms expire in 2002. Cooper F. Friend, who was elected by the Board of Directors on February 18, 2002, to fill the vacancy created by the resignation of Warren C. Cook, also has been nominated to stand for election for a term of three years. Each has been nominated for re-election for a term of three years and has consented to be named as a nominee and to serve if elected.

        The following table sets forth the names, occupations, ages and terms of service of all directors. Each person listed also serves as a Director of Bar Harbor Banking and Trust Company:

Name	Principal Occupation Now and for Past 5 Years	Age as of 3/19/02	Year First Elected Director
Nominated for a Term Expiring in 2005
Thomas A. Colwell	President of Colwell Bros., Inc. (Lobster pounding) of Stonington, Maine	57	1991
Dwight L. Eaton	Retired February 2000. Formerly President and CEO of BTI Financial Group and Senior Vice President and Trust Officer of Bar Harbor Banking and Trust Company; Vice President of the Company since 1987. Current Chairman and director of BTI Financial Group.	66	1988
Cooper F. Friend	President of Friend & Friend, Inc., a recreational motor sports dealer.	48	2002

Term Expires 2003
Bernard K. Cough	Treasurer of Atlantic Oakes, Inc., Atlantic Eyrie and several other resort motels, Bar Harbor, Maine	74	1985
Dean S. Read	President and Chief Executive Officer of the Bank since April 2000. Executive Vice President of the Company and the Bank since January 2000. Formerly, Senior Relationship Manager of Key Bank Corporation, Augusta, Maine. Director BTI Financial Group since April 2000.	54	2000
Lynda Z. Tyson	Self employed writer and marketing consultant. Formerly Chief Operating Officer and Marketing Director of Tyson & Partners, Marketing consultants of Bar Harbor, Maine.	47	1993

Term Expires in 2004
Ruth S. Foster	Former State Senator and owner of Ruth Foster's (retail clothing), Ellsworth, Maine.	72	1986
John P. Reeves	Chairman of the Board of the Company and the Bank since October 1999. Director of BTI Financial Group. Formerly served as President and Chief Executive Officer of the Company and the Bank until his retirement December 31, 1994.	67	1984
Joseph M. Murphy	President and Chief Executive Officer of Bar Harbor Bankshares and BTI Financial Group and Director of BTI Financial Group. Formerly Executive Vice President, Retail Banking Group for WSFS Financial Corporation.	59	2002

        Nominees for election to the Board are selected by the full Board. The Board will consider nominees recommended by stockholders if submitted in writing to Marsha C. Sawyer, Clerk, Bar Harbor Bankshares, 82 Main Street, Bar Harbor, Maine 04609, not less than three months in advance of the date of the Annual Meeting.

        The Board of Directors of the Company held eleven meetings in 2001. The Bylaws of the Company provide for quarterly meetings. Each director attended at least 75% of the total number of meetings held by the Board of Directors in 2001.

Executive Officers

        Each principal executive officer of the Company is identified in the following table, which also sets forth the respective office, age, and period served in that office for each person listed.

Name	Principal Occupation Now and for Past 5 Years	Age as of 4/1/02	Year First Elected Officer
John P. Reeves	Chairman of the Board of the Company and the Bank since October 1999. Director of BTI Financial Group. Formerly served as President and Chief Executive Officer of the Company and the Bank until his retirement December 31, 1994.	67	1984
Joseph M. Murphy	President and Chief Executive Officer of Bar Harbor Bankshares and BTI Financial Group. Director of BTI Financial Group and the Bank. Formerly Executive Vice President, Retail Banking Group for WSFS Financial Corporation.	59	2002
Dean S. Read	Former President and Chief Executive Officer of Bar Harbor Bankshares (2000-February 25, 2002). President and Chief Executive Officer of Bar Harbor Banking and Trust Company (current). Director of the Bank and BTI Financial Group since April 2000.	54	2000
Gerald Shencavitz	Chief Financial Officer and Treasurer of the Company since June, 2001 and Senior Vice President, Chief Financial Officer and Chief Operations Officer of the Bank since 2001. Formerly Vice President of the Bank.	48	2001
Marsha C. Sawyer	Clerk of the Company since July 1986; Clerk and Senior Vice President of the Bank since 1999; formerly Vice President of the Bank.	49	1986
Paul G. Ahern	Former President and CEO BTI Financial Group, a wholly owned subsidiary of the company. Former CEO Block Capital Management, a wholly owned subsidiary of BTI Financial Group. Previously Vice President and Trust Investment Officer of the Bank. Mr. Ahern resigned from the foregoing positions in January 2002.	42	2000-March 2, 2002
Edward B. Grimball	Former Chief Financial Officer of the Company and Bank since September 2000 through June 2001. Formerly served as partner of CPA firm from 1999 to September 2000 and Executive Vice President and CFO of Whitney Holding Corporation, multi-state bank holding company from 1990-1998. Presently providing temporary executive services to BTI Financial Group.	57	2000-June, 2001

        The Bylaws of the Company provide that the executive officers be elected annually by the Board of Directors and that the President, Chairman of the Board, Treasurer and Clerk shall serve at the pleasure of the Board and until their successors have been chosen and qualified. All other officers serve at the pleasure of the Chief Executive Officer.

Committees

    The Bylaws of the Company provide that after each Annual Meeting of Directors, the Board shall designate from among its members an Executive Committee which has the authority to exercise all the powers of the Board of Directors in regard to ordinary operations of the business of the Company when the Board is not in session, subject to any specific vote of the Board. The Executive Committee for 2001 included Messrs. Reeves, Colwell, Eaton, Read, and Ms. Tyson. The Executive Committee met one time in 2001.

        The Bylaws provide that the Board may elect or appoint such other committees, as it may deem necessary or convenient to the operations of the Company. The Board has appointed a standing Audit Committee and a standing Compensation Committee. It has not appointed a Nominating Committee, and nominations are considered by the Board as a whole.

        The Audit Committee and the Board of Directors have adopted a written charter setting forth the duties and responsibilities of the Audit Committee. The Audit Committee is responsible for assisting the Board of Directors to fulfill its fiduciary obligations with respect to the accounting, financial reporting, internal control and compliance functions of the Company and its subsidiaries. The Committee recommends to the Board and the shareholders the appointment of independent accountants and oversees the audit function. It meets with and reviews the audit plans and reports of both the internal and independent auditors for the Company. The current members of the Audit Committee include Messrs. Colwell, Judd, and Ms. Foster, and before their resignations, Ms. Tyson and Mr. Cook. The Audit Committee met four times during 2001. See Appendix A for Report of Audit Committee.

       The Compensation Committee is responsible for setting compensation levels for all employees, including executive officers. The Compensation Committee for 2001 included Messrs. Dodge, Eaton, Phillips, Reeves, Read, Ms. Sawyer, and until his resignation, Mr. Cook. The Compensation Committee met six times during 2001.

Family Relationships and Other Arrangements

       There are no family relationships among any director, executive officer, or person nominated by the Company to become a director or executive officer. There are also no arrangements or understandings between any nominee, director, executive officer, or associate of any of the foregoing and any other person pursuant to which the nominee was or is to be elected as a director or an executive officer. No person or entity listed above as the employer of an officer or director, other than the Bank and BTI Financial Group, is an affiliate of the Company.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth all annual compensation received during each of the Company’s last three fiscal years by Sheldon F. Goldthwait, Jr., Dean S. Read, Paul G. Ahern, Gerald Shencavitz, and Dwight L. Eaton who are the only executive officers for whom compensation exceeded $100,000 in any year. Compensation for each named officer was paid by the subsidiary of the company by which he was employed.

SUMMARY COMPENSATION TABLE
ANNUAL COMPENSATION

	Year	Salary ($)	Incentive ($)	Other Annual Compensation ($)
Paul G. Ahern Former President, BTI Financial Group	1999 2000 2001	N/A 110,674 115,740	N/A 1,411 500	N/A 0 0
Dwight L. Eaton Retired Senior Vice President and Trust Officer, Bar Harbor Banking & Trust	1999 2000 2001	153,327 40,939 N/A	9,546 2,182 N/A	2,933 0 N/A
Sheldon F. Goldthwait, Jr. Retired President and Chief Executive Officer, Bar Harbor Bankshares	1999 2000 2001	209,488 823,868 N/A	6,309 0 N/A	4,097 0 N/A
Dean S. Read Former President and Chief Executive Officer, Bar Harbor Bankshares. President and Chief Executive Officer Bar Harbor Banking and Trust Company	1999 2000 2001	N/A 194,388 186,911	N/A 0 500	N/A 1,242 2,741
Gerald Shencavitz Chief Financial Officer and Treasurer Bar Harbor Bankshares	1999 2000 2001	N/A N/A 101,130	N/A N/A 500	N/A N/A 873

LONG TERM COMPENSATION

		AWARDS		PAYOUTS
	Year	Restricted Stock Awards ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Paul G. Ahern	1999 2000 2001	N/A N/A N/A	N/A N/A 20,000	0 0 0	0 0 0
Dwight L. Eaton	1999 2000 2001	N/A N/A N/A	N/A N/A N/A	0 0 N/A	0 0 0
Sheldon F. Goldthwait, Jr.	1999 2000 2001	N/A N/A N/A	N/A N/A N/A	0 0 0	0 0 0
Dean S. Read	1999 2000 2001	N/A N/A N/A	N/A N/A 45,000	N/A N/A N/A	0 0 0
Gerald Shencavitz	1999 2000 2001	N/A N/A N/A	N/A N/A 15,000	N/A N/A 0	0 0 0

        Items included in Mr. Eaton’s and Mr. Goldthwait’s Annual Compensation –Salary include deferred compensation to reflect accounting entries for the Company’s Deferred Compensation Plans. Items included in the Other Annual Compensation column include social club dues, imputed life insurance amounts, and reimbursed spousal travel expenses.

        Pursuant to Non-Qualified Deferred Compensation Agreements Mr. Goldthwait voluntarily deferred a portion of his 1999 base salary; Mr. Goldthwait and Mr. Read deferred in 2000, and Mr. Read deferred in 2001. The deferred amounts are included in the base salaries disclosed in the Compensation Table. Mr. Goldthwait began receiving payments pursuant to his deferred compensation agreement in 2000.

        The Bank has an incentive plan for which all employees, including the executive officers listed above, are eligible. The Bank utilizes the Performance Compensation Plan for Stakeholders developed by Mike Higgins & Associates, Inc. The plan creates an incentive model based on multiple goal achievements and is weighted to provide potential payments based on improvement over pre-established measures. Goals are established in the areas of profit, growth, productivity, and quality. Examples of these measures include growth in the area of deposits, loans, and Net Interest Margin, and reduction in the Bank’s efficiency ratio. Payments to each Bank employee were made in December 2000 equal to 3.395% of each employee’s salary. Bank Executive Officers and BTI employees voluntarily elected not to participate in the 2000 Plan. There was no payment under the plan for 2001.

Options Grants During the Year Ended December 31, 2001

	Individual Grants			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term		Alernative to Grant and Date Value

Name	Number of Securities Underlying Options/SARs Granted (#)	Percentage of total Options/SARs Granted to Employees in Fiscal Year	Exercise of Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)	Grant Date Present Value ($)
Dean S. Read(1)	45,000	23.65%	$15.40	6/20/2010
Paul G. Ahern(2)	20,000	10.51%	$15.40	6/20/2010
Gerald Shencavitz(3)	15,000	7.88%	$15.40	6/20/2011

(1)6,450 options vested at time of grant with 6,425 to vest each June thereafter until fully vested.
(2)2,850 options vested at the time of Mr. Ahern’s resignation. Mr. Ahern is not eligible for any future vesting of options previously granted.
(3)None vested at time of grant. First incremental vesting to occur June 2002.

Compensation Committee

        The Company has a seven member Compensation Committee that includes both directors and representatives of management. The Compensation Committee meets several times each year and makes compensation recommendations for the ensuing year to the full Board of Directors for all employees, including executive officers. The recommendations of the Compensation Committee are then considered by the full Board.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee for 2001 included Messrs. Dodge, Eaton, Phillips, Read, Reeves, Ms. Sawyer, and until his resignation, Mr. Cook. Messrs. Dodge, Eaton, Phillips, Read and Reeves served on the Board of Directors. Ms. Sawyer did not serve on the Board of Directors, but served as a non-voting member of the Committee. Ms. Sawyer and Mr. Read were full time employees of the Bank during 2001. They abstained from participating in discussion, formulating recommendations or voting with respect to their own compensation. Mr. Dodge served as chairman of the Committee.

 Report of the Compensation Committee on Executive Compensation

        The Board of Directors has no formal compensation policy applicable to compensation decisions with respect to its executive officers. While there are no objective criteria which specifically relate corporate performance to compensation determinations, in formulating its recommendation with respect to compensation of Messrs. Read, Shencavitz and Ahern during the last fiscal year, the Board of Directors considered, among other factors, overall responsibilities, individual performance, years of service, and salary surveys of executive officers at comparable financial institutions in Maine and New England. The Board of Directors also reviewed the Corporation’s overall performance and the performance of the Corporation in relationship to that of other similarly situated financial institutions in Maine and New England.

        The foregoing report to stockholders regarding compensation has been submitted by the 2001 Compensation Committee, including Messrs. Dodge, Cook, Read, Reeves, Phillips, Eaton, and Ms. Sawyer.

Compensation of Directors

        The directors of the Company, the Bank and BTI receive a fee of $300 for each meeting of the Bankshares and subsidiary boards attended and $250 for each committee meeting attended. The fee paid for the attendance at the Annual Meeting is $500.00 per member of the Board of Directors. The Chairman of the Bankshares Board receives an annual retainer of $3,000 in addition to meeting fees. Meetings of the Board of Directors of the Company are held no less than quarterly. Those directors of the Company who are also officers do not receive directors’ fees.

EMPLOYEE BENEFIT PLANS

401(k) Plan

        The Company has a contributory 401(k) plan available to all employees. Employees may contribute between 1% and 15% of their compensation, to which the Company will match .50% of the first 3% deferred by an employee and 25% on the second 3% deferred. For the years ended December 31, 2001, 2000, and 1999, the Company contributed $54,021, $55,904.11, and $52,250, respectively, to its 401(k) plan. In 1999 the Board of Directors voted to credit each eligible participant’s 401(k) account with 3% of salary; that amount was increased to 4% for the years 2000 and 2001. Total contributions made were $190,324, $184,905, and $133,950 for the years ended December 31, 2001, 2000, and 1999, respectively.

Retirement Plans

        The Company has two non-qualified supplemental retirement plans for certain officers, including Messrs. Reeves, Eaton, Goldthwait and MacDonald. The agreements provide supplemental retirement benefits payable in installments over a period of years upon retirement or death. The Company recognizes the cost associated with the agreements over the service lives of the participating officers.

        The Bank has entered into deferred compensation agreements with Messrs. Reeves, Goldthwait, and Eaton whereby those individuals, or their beneficiaries, will receive upon death or retirement, an annual supplemental pension benefit over a period of 10 years in the amount of $15,000 per annum (in the case of Mr. Reeves), and in the amount of $10,000 per annum (in the case of Messrs. Goldthwait and Eaton). These plans are unfunded and benefits are paid out of Bank earnings. For 2001, 2000, and 1999, the expense of these supplemental plans was $13,750, $13,750, and $13,080, respectively. All three participating executives of this plan are now retired. Mr. Reeves began drawing his annual installment on January 1, 1996. He receives $5,300 annually, reduced from $10,000 for early retirement, under the terms of his agreement. Messrs. Eaton and Goldthwait retired in February and April 2000, respectively. Because he elected early retirement, Mr. Goldthwait’s annual benefit was reduced under the terms of his agreement from $10,000 to $6,800. Messrs. Eaton and Goldthwait began drawing their annual installments of $10,000 and $6,800, respectively in 2000.

        In 1993 the Company established a non-qualified supplemental retirement plan for Messrs. Reeves, Eaton, Goldthwait, and MacDonald. The agreements provide supplemental retirement benefits payable in installments over twenty years upon retirement or death. The Company recognizes the costs associated with the agreements over the service lives of the participating officers. In 1999, the company modified the plan for Mr. Goldthwait, which resulted in an estimated one-time expense of $639,700.00. The $759,683.00 Deferred Compensation entry to Mr. Goldthwait’s benefit package reflects the 1999 plan modification and 2000 accounting entries necessitated by his early retirement. The annual expense associated with this supplemental plan was $ 125,070.12, $111,909, and $866,200, for 2001, 2000, and 1999, respectively. The agreements with Messrs. Reeves, Eaton, Goldthwait, and MacDonald provide for annual installment payments in the amounts of $49,020, $22,600, $87,176 and $7,700 respectively. Mr. Reeves began drawing his annual installment in January 1995, Mr. Eaton in March 2000, and Mr. Goldthwait in April 2000. Mr. Reeves and Mr. Goldthwait are both receiving reduced payments under a predetermined early retirement schedule.

        Officers of the Company are entitled to participate in certain group insurance benefits. In accordance with Company policy, all such benefits are available generally to employees of the Company.

TRANSACTIONS WITH DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS

        The Company and its affiliates utilize the occasional services of self-employed marketing consultants Charles and Lynda Tyson. Ms. Tyson serves as a director of the Company. Management believes that the fees charged by the Tyson’s are at least as favorable as any that could be obtained from persons not affiliated with the Company.

        The Company has had, and expects to have in the future, banking transactions in the ordinary course of its business with other directors, officers, principal stockholders, and their associates, including members of the Compensation Committee and Audit Committee. All such transactions have been and will be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. No such transactions have involved more than normal risk of collectability or presented other unfavorable features, and no loans outstanding to directors, officers, principal stockholders, or their associates in an amount in excess of $60,000 are non-accruing or past due or are otherwise considered to be potential problem loans.

Employment Contracts

        BTI Financial Group, a wholly owned subsidiary of the Company, entered into a written employment agreement with Paul G. Ahern dated February 3, 2000. By letter dated January 31, 2002, Mr. Ahern resigned from his position as President and CEO of BTI Financial Group and as a director of the Company and BTI. He also resigned all other officer and director positions he held with Bar Harbor Trust Services and Block Capital Management, both wholly owned subsidiaries of BTI and indirect subsidiaries of the Company. The Ahern Employment Agreement provided for the payment of an annual base salary to Mr. Ahern of not less than $115,000.00 and also provided for additional incentive based compensation under the variable incentive compensation plan, which BTI Financial Group has adopted. Mr. Ahern did not qualify during the last fiscal year for incentive compensation under that program.

PERFORMANCE GRAPH

        The following graph illustrates the estimated yearly percentage change in the Company’s cumulative total shareholder return on its common stock for each of the last five years. Total shareholder return is computed by taking the difference between the ending price of the common stock at the end of the previous year and the current year, plus any dividends paid divided by the ending price of the common stock at the end of the previous year. For purposes of comparison, the graph also illustrates comparable shareholder return of American Stock Exchange (AMEX) banks as a group as measured by the AMEX Market Index and the peer group index as defined by AMEX. The graph assumes a $100 investment on December 31, 1996 in the common stock of each of the Company, the AMEX peer group banks and the AMEX Market Index as a group and measures the amount by which the market value of each, assuming reinvestment of dividends, has increased as of December 31 of each calendar year since the base measurement point of December 31, 1996.

        Market values for 1997, 1998, 1999, 2000, and 2001 are based on information obtained from the American Stock Exchange.

(GRAPH )

SELECTION OF AUDITORS

        Stockholder approval of the selection of auditors is not required, but the Board is of the view that an expression of opinion by the stockholders as to the appropriateness of this selection is desirable. The Board recommends that its selection of Berry, Dunn, McNeil & Parker as the principal independent accountant for the Company for the year 2001 be ratified. If the Board selection is not ratified, the Board will take action to appoint a different auditor for the Company and for its subsidiaries. It is anticipated that a representative of Berry, Dunn, McNeil & Parker will be present at the Meeting to respond to appropriate questions or to make a statement.

  Audit Fees. The aggregate fees of Berry, Dunn, McNeil & Parker for the audit of Bar Harbor Bankshares’ and Subsidiaries financial statements at and for the year ended December 31, 2001 and reviews of Bar Harbor Bankshares’ Quarterly Reports on Form 10-Q were $84,181, of which an aggregate amount of $38,601 has been billed through December 31, 2001.
  Financial Information Systems Design and Implementation Fees. Berry, Dunn, McNeil & Parker did not render professional services for financial information systems design and implementation to Bar Harbor Bankshares and Subsidiaries during the year ended December 31, 2001.
  All Other Fees. The aggregate fees for services other than those discussed above rendered by Berry, Dunn, McNeil & Parker to Bar Harbor Bankshares and Subsidiaries for the year ended December 31, 2001 were $122,250, of which an aggregate amount of $115,450 has been billed through December 31, 2001.
  The Audit Committee has considered the compatibility of the non-audit services furnished by Bar Harbor Bankshares’ auditing firm with the firm’s need to be independent. No internal audit services were performed by Berry, Dunn, McNeil & Parker during the year ended December 31, 2001.

OTHER MATTERS

        Management knows of no other matters to be presented for action at the Meeting. If any other matters properly come before the Meeting, the shares represented by the proxies will be voted with respect thereto in accordance with the judgment of the person(s) voting the proxies.

FINANCIAL STATEMENTS

        A copy of the Company’s Annual Report is being provided to each stockholder with the Proxy Statement.

        THE COMPANY IS INCLUDING A COPY OF THE ANNUAL REPORT BY THE COMPANY TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FOR THE LAST FISCAL YEAR. IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, UPON WRITTEN REQUEST, STOCKHOLDERS MAY ALSO OBTAIN THE BANK’S MOST RECENT ANNUAL DISCLOSURE STATEMENT THAT CONTAINS FINANCIAL INFORMATION COVERING THE LAST TWO YEARS.

        Any request for a copy of the Annual Disclosure Statement must contain a representation that the person making the request was a beneficial owner of Common Stock on March 19, 2002, which is the record date for this proxy solicitation. Requests should be addressed to: Marsha C. Sawyer, Clerk, Bar Harbor Bankshares, 82 Main Street, Bar Harbor, ME 04609.

 STOCKHOLDER PROPOSALS

        Stockholders may submit proposals for consideration at the 2003 Annual Meeting, which presently is scheduled for May 6, 2003. In order to be included in the Company’s Proxy Statement and Form of Proxy relating to that meeting, such proposals must be received by the Company no later than December 15, 2002, which is 120 days in advance of the proposed mailing date of the 2003 proxy materials. Proposals should be addressed to Marsha C. Sawyer, Clerk, Bar Harbor Bankshares, 82 Main Street, Bar Harbor, ME 04609.

By Order of the Board of Directors

 Marsha C. Sawyer, Clerk

 APPENDIX A

REPORT OF THE AUDIT COMMITTEE

                                                                                                                                                        April 1, 2002

To the Board of Directors of Bar Harbor Bankshares:

 The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2001.

 The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

 The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, "Independence Discussions with Audit Committees," as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

 Based on the reviews and discussions referred to above, the Audit Committee recommends to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

 Each of the members of the Audit Committee is independent as defined under the listing standards of the AMEX stock market.

Thomas A. Colwell, Chair
Warren C. Cook*
Ruth S. Foster
H. Lee Judd
Lynda Z. Tyson**

*Resigned as a Director and Audit Committee member January 2, 2002.
**Resigned as an Audit Committee member January 31, 2002

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